                                                                    Exhibit 99.2


                 Financial Statements and Report of Independent
                          Certified Public Accountants

                           NEW CHEMICAL ENTITIES, INC.

                    September 30, 2000 and December 31, 1999

                                 C O N T E N T S

                                                                            Page

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                           3


FINANCIAL STATEMENTS

         BALANCE SHEETS                                                      4

         STATEMENTS OF OPERATIONS                                            5

         STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)                         6

         STATEMENTS OF CASH FLOWS                                            7

         NOTES TO FINANCIAL STATEMENTS                                       8

               Report of Independent Certified Public Accountants
               --------------------------------------------------



Board of Directors
New Chemical Entities, Inc.

We have audited the accompanying balance sheets of New Chemical Entities, Inc. as of September 30, 2000 and December 31, 1999 and the related statements of operations, stockholders' equity (deficit), and cash flows for the nine months ended September 30, 2000 and year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of New Chemical Entities, Inc. as of September 30, 2000 and December 31, 1999 and the results of its operations and cash flows for the nine months ended September 30, 2000 and year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

                                     /s/ Grant Thornton LLP

Seattle, Washington
January 12, 2001

                          New Chemical Entities, Inc.

                                 BALANCE SHEETS


                                                                                              September 30,    December 31,
                                     ASSETS                                                        2000             1999
                                                                                               -----------      -----------
CURRENT ASSETS
    Cash and cash equivalents                                                                  $ 1,270,992      $     8,980
    Accounts receivable                                                                            444,268          272,708
    Prepaid expenses and other                                                                      98,943           23,771
                                                                                               -----------      -----------

        Total current assets                                                                     1,814,203          305,459

PROPERTY AND EQUIPMENT, NET                                                                      2,055,708          692,538

OTHER ASSETS
    Goodwill, net of amortization of $179,436 and $55,211                                          317,463          441,688
    Cash restricted for lease payments                                                             316,704             --
    Deposits and other                                                                             102,746           27,306
                                                                                               -----------      -----------

                                                                                               $ 4,606,824      $ 1,466,991
                                                                                               ===========      ===========

                                            LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
    Current maturities of long-term obligations                                                $ 1,071,634      $ 1,185,366
    Accounts payable                                                                               457,860          579,018
    Accrued liabilities                                                                            245,949          278,729
    Deferred revenue                                                                               225,086          303,133
                                                                                               -----------      -----------

        Total current liabilities                                                                2,000,529        2,346,246

DEFERRED GAIN ON SALE OF EQUIPMENT                                                               1,161,806             --

LONG-TERM OBLIGATIONS, less current maturities                                                   1,033,304           47,463

SECURED CONVERTIBLE NOTE                                                                              --            900,000

COMMITMENTS                                                                                           --               --

STOCKHOLDERS' EQUITY (DEFICIT)
    Series A Participating Convertible Preferred Stock, $0.001 par value;
        49,760,444 authorized; 48,416,357 issued and outstanding                                    48,416             --
    Common stock, $0.001 par value; 77,552,529 authorized;
        15,410,503 issued and outstanding                                                           15,410           15,410
    Additional paid in capital                                                                   5,218,517          662,480
    Accumulated deficit                                                                         (4,871,158)      (2,504,608)
                                                                                               -----------      -----------
        Total stockholders' equity (deficit)                                                       411,185       (1,826,718)
                                                                                               -----------      -----------

                                                                                               $ 4,606,824      $ 1,466,991
                                                                                               ===========      ===========

The accompanying notes are an integral part of these statements.

                           New Chemical Entities, Inc.

                            STATEMENTS OF OPERATIONS

                                      Nine months         Year
                                        ended            ended
                                     September 30,     December 31,
                                         2000              1999
                                      -----------      -----------

Revenues                              $ 1,483,123      $ 1,742,224
Cost of services provided               1,197,437        1,261,254
                                      -----------      -----------

        Gross profit                      285,686          480,970

Operating expenses
    Selling and marketing                 100,453           33,166
    Research and development              769,436          769,431
    General and administrative          1,865,916        1,553,325
                                      -----------      -----------
                                        2,735,805        2,355,922
                                      -----------      -----------

        Loss from operations            2,450,119        1,874,952

Other (income) expense
    Gain on exchange of equipment         (86,827)         (60,273)
    Interest income                       (51,560)            --
    Interest expense                       57,823           71,322
    Other income                           (3,005)            --
                                      -----------      -----------
                                          (83,569)          11,049
                                      -----------      -----------

        Net loss                      $ 2,366,550      $ 1,886,001
                                      ===========      ===========


The accompanying notes are an integral part of these statements.

                           New Chemical Entities, Inc.

                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

      Nine Months Ended September 30, 2000 and Year Ended December 31, 1999

                                      Series A participating
                                    convertible preferred stock          Common stock
                                    ---------------------------     --------------------------
                                       Shares          Amount         Shares          Amount
                                    -----------     -----------     -----------     ----------

Balance at January 1, 1999                 --       $      --         3,358,031     $    3,358

Issuance of common stock for
cash and services                          --              --           492,137            492

Issuance of common stock                   --              --        11,560,335         11,560

Net loss for the year ended
December 31, 1999                          --              --              --             --
                                    -----------     -----------     -----------     ----------

Balance at December 31, 1999               --              --        15,410,503         15,410

Issuance of Series A
Participating Convertible
Preferred Stock at $0.093 per
share in January 2000 through
the conversion of debt               11,055,238        11,055                --             --

Issuance of Series A
Participating Convertible
Preferred Stock at $0.093 per
share in January 2000 through a
private offering, net of
issuance costs of 58,768             37,105,742        37,106                --             --

Issuance of Series A
Participating Convertible
Preferred Stock at $0.093 per
share in January 2000 in
exchange for services                   255,377           255                --             --

Issuance of warrant in exchange
for services                               --              --              --             --

Issuance of warrants in lieu of
lease payment sunder operating
lease                                      --              --              --             --

Net loss for the nine months
ended September 30, 2000                   --              --              --             --
                                    -----------     -----------     -----------     ----------

                                     48,416,357     $    48,416      15,410,503     $   15,410
                                    ===========     ===========     ===========     ==========

                                     Additional
                                       paid in        Accumulated
                                       capital          deficit            Total
                                      -----------      -----------      -----------

Balance at January 1, 1999            $   473,833      $   618,607)     $  (141,416)

Issuance of common stock for
cash and services                         174,708             --            175,200

Issuance of common stock
                                           13,939             --             25,499

Net loss for the year ended
December 31, 1999                            --         (1,886,001)      (1,886,001)
                                      -----------      -----------      -----------

Balance at December 31, 1999              662,480       (2,504,608)      (1,826,718)

Issuance of Series A
Participating Convertible
Preferred Stock at $0.093 per
share in January 2000 through
the conversion of debt                  1,017,082               --        1,028,137

Issuance of Series A
Participating Convertible
Preferred Stock at $0.093 per
share in January 2000 through a
private offering, net of
issuance costs of 58,768                3,354,960               --        3,392,066

Issuance of Series A
Participating Convertible
Preferred Stock at $0.093 per
share in January 2000 in
exchange for services                      23,495               --           23,750

Issuance of warrant in exchange
for services                               11,000               --           11,000

Issuance of warrants in lieu of
lease payment sunder operating
lease                                     149,500               --          149,500

Net loss for the nine months
ended September 30, 2000                     --         (2,366,550)      (2,366,550)
                                      -----------      -----------      -----------

                                      $ 5,218,517      $(4,871,158)     $   411,185
                                      ===========      ===========      ===========

                           New Chemical Entities, Inc.

                            STATEMENTS OF CASH FLOWS

                                                                                    Nine months        Year
                                                                                      ended            ended
                                                                                   September 30,     December 31,
                                                                                       2000             1999
                                                                                    -----------      -----------
Increase (Decrease) in Cash and Cash Equivalents

                      CASH FLOWS FROM OPERATING ACTIVITIES

    Net loss                                                                        $(2,413,550)     $(1,886,001)
    Adjustments to reconcile net loss to net cash used in operating activities:
        Depreciation and amortization                                                   367,804          226,009
        Bad debt expense                                                                150,000             --
        Gain on exchange of equipment for stock                                            --            (60,273)
        Gain on sale lease-back of equipment                                            (86,827)            --
        Common stock issued in exchange for services                                       --              5,800
        Issuance of warrants in lieu of lease payments                                  149,500             --
        Issuance of warrants in exchange for services                                    11,000             --
        Changes in assets and liabilities:
           Accounts receivable                                                         (321,560)        (259,539)
           Prepaid expenses and other                                                   (75,172)         (18,306)
           Accounts payable and accrued liabilities                                    (256,938)         760,266
           Deferred revenue                                                             (78,047)         303,133
           Deposits and other                                                           (75,440)            --
                                                                                    -----------      -----------
               Net cash used in operating activities                                 (2,629,230)        (928,911)

Cash flows from investing activities
    Proceeds from sale and lease-back of equipment                                    1,500,000             --
    Purchase of MDS, net of cash acquired of $303,367                                      --           (196,016)
    Purchase of property and equipment                                                 (208,116)         (89,018)
                                                                                    -----------      -----------
               Net cash provided by (used in) investing activities                    1,291,884         (285,034)

Cash flows from financing activities
    Deposits to restricted funds                                                       (316,704)            --
    Proceeds from secured convertible note                                                 --            900,000
    Proceeds from long-term obligations                                                 100,000          398,855
    Repayments of long-term obligations                                                (473,946)        (274,000)
    Repayments of capital leases                                                       (125,808)         (43,912)
    Proceeds from issuance of common stock                                                 --            241,895
    Proceeds from issuance of preferred stock                                         3,415,816             --
                                                                                    -----------      -----------
               Net cash provided by financing activities                              2,599,358        1,222,838
                                                                                    -----------      -----------

Net increase in cash and cash equivalents                                             1,262,012            8,893

Cash and cash equivalents at beginning of period                                          8,980               87
                                                                                    -----------      -----------

Cash and cash equivalents at end of period                                          $ 1,270,992      $     8,980
                                                                                    ===========      ===========

Supplemental cash flow information
    Cash paid for interest                                                          $    52,823      $    19,590

Noncash investing and financing activities:

    Exchange of stock for equipment                                                 $      --        $    80,450
    Stockholder loans forgiven                                                      $      --        $     7,955
    Conversion of debt into Series A participating preferred stock, including       $ 1,028,137      $      --
        interest of $128,137
    Lease obligations under sale and lease-back arrangements                        $ 1,500,000      $      --
    Note payable issued in conjunction with MDS acquisition                         $      --        $   300,000

The accompanying notes are an integral part of these statements.

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE A - SUMMARY OF ACCOUNTING POLICIES

New Chemical Entities, Inc. (the Company or NCE) provides drug discovery, pharmaco-toxicogenomic and informatics services to customers in the pharmaceutical and biotechnology industries. The Company operates a facility in Bothell, Washington, which support distinct phases of the pre-clinical drug discovery process, including early stage research and model development and the performance of larger research based studies. In 2000 and 1999, revenues were primarily earned from services performed for pharmaceutical, biotechnology, and research customers located throughout the world.

The Company, was formed through a merger and reorganization between Thetagen, Inc. and New Chemical Entities, Inc. on August 17, 1999. The separate corporate existence of NCE ceased and Thetagen continued as the surviving corporation, subsequently changing its name to New Chemical Entities, Inc.

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

1.       REVENUE RECOGNITION

The Company recognizes revenues at the time services are performed, using either contractual hourly rates or the percentage-of-completion method. Amounts for contract changes are included in revenues when realization is probable. Changes to estimated contract costs or losses, if any, are recognized in the period in which that determination is made. Revenues recognized in excess of amounts billed are classified as unbilled receivables, and billings in excess of revenues recognized to date are classified as deferred revenue in the accompanying financial statements.

2.       CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Cash equivalents consisted of the following:

                                September 30,             December 31,
                                    2000                      1999
                             --------------------      -------------------
Cash                                  25,902                     8,980
Money Market Funds                 1,245,090                        -
                             --------------------      -------------------
                                   1,270,992                     8,980
                             ====================      ===================

3.       ACCOUNTS RECEIVABLE

The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is provided. If amounts become uncollectible, they will be charged to operations when that determination is made.

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE A - SUMMARY OF ACCOUNTING POLICIES - Continued

4.       PROPERTY AND EQUIPMENT

Property and equipment are carried at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the following estimated useful lives:

                  Laboratory equipment                     5 years
                  Computer equipment                       3 years
                  Office furniture and equipment      3 to 5 years

Leasehold improvements are amortized over the shorter of the estimated life of the improvement or the remaining term of the lease.

5.       USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and judgments that affect the amounts reported in the financial statements and related notes thereto. Actual results could differ from those estimates.

NOTE B - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to credit risk consist principally of money market funds, cash restricted for lease payments, and accounts receivable. The money market funds account, totaling $1,245,090 at September 30, 2000, is not insured by the Federal Deposit Insurance Corporation. The Company has neither experienced any losses in the money market funds account nor the accounts receivables and believes that the Company is not exposed to any significant credit risk in these areas.

NOTE C - BUSINESS COMBINATIONS

THETAGEN/NEW CHEMICAL ENTITIES MERGER

On August 17, 1999, Thetagen exchanged 100% of the current outstanding shares of common stock (7,748,250 shares) of New Chemical Entities, Inc. for 4,377,542 shares of Thetagen stock with a fair value of $44,000. The acquisition was accounted for under the purchase method of accounting. The Statement of Operations includes the results of operations of NCE from August 17, 1999. The purchase price exceeded the carrying amount of NCE's assets by approximately $497,000 on the date of merger, which was recorded as goodwill, which is being amortized over a three year period. NCE had non-cash assets with an estimated fair value totaling approximately $29,000 and liabilities totaling approximately $500,000. Subsequent to the acquisition, Thetagen changed its name to New Chemical Entities, Inc. The merger and reorganization was executed within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended and, therefore, qualifies under the provisions of Section 368(a) as a tax-free reorganization.

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999


NOTE C - BUSINESS COMBINATIONS - Continued

MDS PANLABS, INC. - DRUG DISCOVERY UNIT

On February 1, 1999, the Company acquired certain assets of MDS Panlabs, Inc
(MDS) for $500,000. Specifically, the Company acquired 100% of MDS' Drug Discovery Unit (Unit). As of December 31, 1999, the Company owed $300,000 to MDS, which was paid in full in January 2000. The results of operations of the Unit from the date of acquisition have been recorded in these financial statements. The carrying amount of the Unit's net assets exceeded the purchase price by approximately $4,045,000 on the date of acquisition. Accordingly, the Company reduced the carrying amount of long-lived assets by this excess. Certain of the long-lived assets purchased from MDS were sold and leased-back in 2000 as discussed in note H.

NOTE D - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                               September 30,           December 31,
                                                                    2000                   1999
                                                             -------------------    -------------------

         Laboratory equipment                                $      2,239,213       $      790,643
         Leasehold improvements                                        55,177               55,177
         Computer equipment                                            88,667               47,881
         Office furniture and equipment                                26,215                9,755
                                                             -------------------    -------------------
                                                                    2,409,272              903,456
         Less accumulated depreciation and amortization               353,564              210,918
                                                             -------------------    -------------------

                                                             $      2,055,708       $      692,538
                                                             ===================    ===================

Property and equipment under capital leases are as follows:

                                                               September 30,          December 31,
                                                                    2000                  1999
                                                             -------------------    ------------------

         Cost                                                $      1,644,326       $       144,326
         Less accumulated amortization                                175,494                44,832
                                                             -------------------    ------------------

                                                             $      1,468,832       $        99,494
                                                             ===================    ==================

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE E - ACCRUED LIABILITIES

Accrued liabilities consist of the following:

                                                                            September 30,              December 31,
                                                                                 2000                      1999
                                                                       -------------------------   ---------------------

         Compensation and related expenses                             $        172,104            $       195,997
         Rent                                                                    55,500                     47,179
         Interest                                                                 4,988                     22,449
         Business taxes                                                          13,357                         -
         Other                                                                       -                      13,104
                                                                       -------------------------   ---------------------

                                                                       $        245,949            $       278,729
                                                                       =========================   =====================


NOTE F - LONG-TERM OBLIGATIONS

Long-term obligations consist of the following:

                                                                                September 30,            December 31,
                                                                                     2000                    1999
                                                                              -------------------      ------------------

    11.22% capital lease obligation payable in monthly installments of $21,672 including interest; final payment due December 2003;
       collateralized by equipment                                            $      705,614           $           -

    11.22% capital lease obligation, payable in monthly installments of $21,673 including interest; final payment due December 2003;
       collateralized by equipment                                                   705,611                       -

    Demand notes payable to officers; all accrued interest has been forgiven         600,000                  727,719

    Acquisition note payable to MDS; paid in full in January 2000                         -                   300,000

    Demand note payable at 12%                                                        46,256                   80,620

    Term note payable; paid in March 2000                                                 -                    40,000

    10.7% capital lease obligation payable in monthly installments of $3,070 including interest; final payment due October 2001;
       collateralized by equipment                                                    40,230                   63,572

    24.9% capital lease obligation payable in monthly installments of $840 including interest; final payment due February 2001; collateralized
       by equipment                                                                    3,951                   10,118

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE F - LONG-TERM OBLIGATIONS - Continued

                                                                                September 30,            December 31,
                                                                                     2000                    1999
                                                                              -------------------      ------------------
    13.4% capital lease obligation payable in monthly installments of $620 including interest; final payment due December 2000; collateralized
       by equipment                                                                    1,819                    6,926

    14% capital lease obligation payable in monthly installments of $302 including interest; final payment due February 2001; collateralized
       by equipment                                                                    1,457                    3,874
                                                                              -------------------      ------------------
                                                                                   2,104,938                1,232,829
    Less current maturities                                                        1,071,634                1,185,366
                                                                              -------------------      ------------------

                                                                              $    1,033,304           $       47,463
                                                                              ===================      ==================

Aggregate maturities of long-term obligations are as follows:

  Year ending September 30,
-------------------------------

             2001             $   1,071,634
             2002                   429,031
             2003                   476,333
             2004                   127,940
                              ----------------

                              $   2,104,938
                              ================


NOTE G - SECURED CONVERTIBLE NOTE

In connection with the merger between Thetagen and the Company, a secured convertible note was issued to a stockholder, which included several maturity and conversion options. Prior to the conversion of the note, the Company entered into an oral agreement with the shareholder whereby the note became convertible into Series A Participating Preferred Stock at the fair market value of the Preferred Stock at the time of conversion. The note was converted in January 2000.

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE H - COMMITMENTS

1.       OPERATING LEASE COMMITMENTS

The Company leases its facility under an operating lease expiring on September 30, 2002. This lease was assigned to the Company by MDS Panlabs in 1999. As of September 30, 2000, the approximate future minimum rental commitments under a noncancelable operating lease contract was as follows:

                    Year ending September 30,
               -------------------------------------

                               2001                 $   423,000
                               2002                     423,000
                                                    --------------

               Total minimum lease payments         $   846,000
                                                    ==============

Rental expense approximated $542,000 and $314,000 for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively.

In connection with the above operating lease, the Company, entered into an agreement dated June 2000 with the assignor of the lease, whereby the Company is required to deposit a total of $316,704 into an escrowed account sufficient to cover lease payments during the final twelve months of the lease agreement. The escrowed funds will be released upon expiration of the lease. Interest earned from the escrowed funds is not restricted and not required to be deposited into the escrow account.

2.       CAPITAL LEASE OBLIGATIONS

In July 2000, the Company entered into a $1,500,000 sale-leaseback transaction whereby the Company sold and leased back, from two purchasers, existing laboratory equipment originally purchased from MDS as discussed in note C. The related leases are being accounted for as financing arrangements over a period of three and one half years. The result of the sale was a gain of approximately $1,250,000, which was deferred and is being amortized over the period of the lease. In connection with the sale-leaseback arrangement, the Company recorded assets from the sale proceeds of $1,500,000 and corresponding liabilities for the capital lease obligations. The lease agreements contain an option to extend the lease term for an additional twelve months and various bargain purchase options to purchase the equipment at the end of the lease term.

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE H - COMMITMENTS - Continued

In addition to the above capital lease, the Company conducts a portion of its operations utilizing certain equipment under capital leases. The following is a schedule of minimum rental payments under all capital leases:

                Year ending September 30,
-----------------------------------------------------------

                           2001                             $    564,570
                           2002                                  523,210
                           2003                                  520,140
                           2004                                  129,980
                                                            --------------

     Total minimum lease payments                              1,737,900

     Less amount representing interest                           279,218
                                                            --------------

     Present value of net minimum lease payments            $  1,458,682
                                                            ==============

3.       EMPLOYMENT AGREEMENTS

The Company has entered into employment agreements effective May 12, 1999 with the Company's chief executive officer, president, and chief business officer. Each agreement stipulates, among other things, the amount of each officer's base salary and that the officer shall be eligible for annual performance bonuses of up to 100% of base salary as determined by the Board of Directors. The Company has not paid or accrued bonuses pursuant to these agreements. The agreements do not specify any term. Effective January 2000, the agreement with the chief executive officer was amended to include a three year term beginning on the effective date. The Company has also entered into agreements effective February 10, 1999 with four directors. Each agreement is for a term of two years and stipulates, among other things, the amount of each director's base compensation and grants of common stock and stock options.

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE I - STOCKHOLDERS' EQUITY (DEFICIT)

STOCK OPTIONS

In 1998, the Company adopted the 1998 Employee, Director and Consultant Stock Plan (the Plan). The plan allows the Company to grant options to employees, directors, and consultants (including Scientific Advisory Board "SAB" members) for up to 3,500,000 shares of common stock. Option prices are generally equal to the fair market value of the shares of the Company's common stock on the date of grant. Options generally vest over a four to five year period and expire ten years from the date of grant.

The following is a summary of the employee stock option information:

                        Nine Months Ended September 30, 2000              Year Ended December 31, 1999
                    ----------------------------------------------    -------------------------------------
                                                 Weighted                                      Weighted
                                                 Average                                       Average
                        Options                  Exercise                  Options             Exercise
                      Outstanding                 Price                  Outstanding            Price
                    -----------------    -------------------------    ------------------    ---------------

Opening balance          1,513,131       $           0.030                     57,500       $      1.739
    Granted                840,072                   0.030                  1,781,268              0.047
    Exercised                   -                        -                   (325,637)             0.553
    Forfeitured           (173,942)                  0.030                         -                   -
                    -----------------    -------------------------    ------------------    ---------------

Ending balance           2,179,261       $           0.030                  1,513,131       $      0.030
                    =================    =========================    ==================    ===============

The weighted average fair value of the options granted during the nine months ended September 30, 2000 and year ended December 31, 1999, was $0.01.

The following table summarizes information about options outstanding at September 30, 2000:

                                           Options Outstanding                              Options Exercisable
                        ----------------------------------------------------------   ----------------------------------
                                              Weighted             Weighted                                Weighted
                                               Average              Average                                Average
     Range of               Number            Exercise             Remaining             Number            Exercise
  Exercise Prices         Outstanding           Price          Contractual Life       Exercisable           Price
--------------------    ----------------    --------------    --------------------   ---------------    ---------------

       $0.03               2,179,261            $0.03                9.14                 899,235           $0.03

The common stock issued upon option exercise will be subject to certain restrictions on transfer, including a right of first refusal by the Company in the event of sale of the Company.

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE I - STOCKHOLDERS' EQUITY - Continued

The Company accounts for its stock-based compensation plan in accordance with Accounting Principle Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, under which no compensation was recognized in connection with options granted to employees. The Company adopted the disclosure requirements SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Accordingly, the Company is required to calculate and present the pro forma effect of all awards granted. For disclosure purposes, the fair value of each option granted to an employee has been estimated as of the date of grant using the Black-Scholes option pricing model with the following assumptions for the nine months ended September 30, 2000 and year ended December 31, 1999, respectively: risk-free interest rate of 6.5%; dividend yield 0%; volatility of 0%, and expected contractual lives of ten years. Based on the computed option values and the number of the options issued, had the Company recognized compensation expense, the following would have been the effect on the Company's net loss:

                         Nine months ended              Year ended
    Net loss             September 30, 2000           December 31, 1999
------------------    -------------------------    ------------------------

As reported           $            2,413,550        $          1,886,001
Pro forma                          2,419,819                   1,886,001

The Company issued 59,553 shares to consultants in 1999 and recognized $5,800 in related expense. These options were valued using the Black-Scholes pricing model with assumptions as described above, except for volatility that was set at 70%.

WARRANTS

In connection with MDS Panlabs, Inc. acquisition described in note C, the Company issued 1,573,684 common stock warrants with an exercise price of $0.095 per share. The warrants were valued at $149,500 which was determined as the remaining facility lease liabilities (the value negotiated as part of the acquisition agreement).

In connection with the Thetagen, Inc. merger described in note C, the Company issued 118,280 common stock warrants to Strong Pharmaceuticals, a company controlled by one of the Company's officers. The warrants were granted with an exercise price of $0.093 price and valued at $11,000 in accordance with provisions of the merger agreement.

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999


NOTE I - STOCKHOLDERS' EQUITY - Continued

CONVERTIBLE PREFERRED STOCK

The Company is authorized to issue up to 49,760,444 shares of $0.001 par value preferred stock, all of which are Series A Participating Convertible Preferred Stock (Preferred Stock) with a liquidation preference of $0.093 per share. During the nine months ended September 30, 2000, the Company issued 37,361,119 shares of Preferred Stock at $0.093 per share to accredited investors in conjunction with a private placement. Proceeds received, net of issuance costs, totaled $3,415,816. Additionally, the Company converted the Secured Convertible Note, and other notes payable to shareholders totaling $900,000 and $128,137, respectively, at a conversion rate of $0.093 per share into 11,055,238 shares of Preferred Stock. Each share of Preferred Stock is convertible into a number of shares of common stock determined by (i) multiplying the number of shares of Preferred Stock by the applicable conversion factor ($0.093 for shares issued as of September 30, 2000) and (ii) dividing the result by the last adjusted applicable conversion price ($0.093 at September 30, 2000). When declared by the Board of Directors, the holders of Preferred Stock are entitled to receive dividends with the holders of the common stock, on an as-if-converted basis.

NOTE J - INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized a valuation allowance equal to the excess of deferred tax assets over deferred tax liabilities due to the uncertainty of realizing the benefits of the net deferred tax assets.

Significant components of the Company's deferred tax assets were as follows:

                                                     September 30,          December 31,
                                                         2000                   1999
                                                   ------------------     ------------------
Deferred tax assets (liabilities):
    Net operating loss carryforward                $     1,459,000        $       720,000
    Accrued expenses                                         4,000                 30,000
    Allowance for doubtful accounts                        (17,000)                17,000
    Stock-based compensation                                55,000                 29,000
    Goodwill                                                42,000                 19,000
    Deferred revenue                                        (8,000)                60,000
                                                   ------------------     ------------------

        Total deferred tax asset, net              $     1,535,000        $       875,000
                                                   ==================     ==================

Valuation allowance for net deferred tax assets    $     1,535,000        $       875,000
                                                   ==================     ==================

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE J - INCOME TAXES - Continued

The Company has established a valuation allowance of $1,535,000 and $875,000 as of September 30, 2000 and December 31, 1999, respectively, due to the uncertainty of future realization of the deferred tax assets. The valuation allowance was increased $660,000 and $658,000 for the nine months ended September 30, 2000 and the year ended December 31, 1999, respectively, based on management's estimate of the realizability of the net deferred tax assets. Utilization of the net operating loss may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended. The Company's net operating loss carry forwards expire as follows:

   2019     $   2,118,000
   2020         2,174,000
            ----------------

            $   4,292,000
            ================

NOTE K - SIGNIFICANT CUSTOMERS

Revenue from two customers totaled 50% of total revenue in 2000, with one customer accounting for 38% and the other 12%. In 1999, revenue from three customers totaled 36%, which was equally distributed between them.

NOTE L - EMPLOYEE BENEFIT PLAN

The Company sponsors a salary deferral retirement plan, or 401(k) Profit Sharing Plan (401(k) Plan). The 401(k) Plan covers all employees who meet the plan's eligibility requirements. The Company does not provide any matching contributions, however, the 401(k) Plan does allow the Company to make discretionary contributions if desired. The Company did not make any discretionary contributions for the nine months ended September 30, 2000 or year ended December 31, 1999.

                           New Chemical Entities, Inc.
                          NOTES TO FINANCIAL STATEMENTS
                    September 30, 2000 and December 31, 1999

NOTE M - SUBSEQUENT EVENT

Effective December 19, 2000, NCE entered into an agreement with Albany Molecular Research, Inc. (AMRI), a publicly traded company to sell the Company for $23,000,000 less the sum of (i) the aggregate principal amount plus accrued and unpaid interest of indebtedness of NCE; plus (ii) the aggregate liquidation preference of $4,502,721 to be paid to the holders of Series A Participating Convertible Preferred Stock of NCE; plus (iii) any amount by which expenses paid and accrued as of the closing date, which is the later of January 25, 2001, or the first business day immediately following the day on which all of the agreed upon conditions have been satisfied or waived by NCE in connection with the merger exceeds $200,000. At the time of the merger, each issued and outstanding share of common stock, held by NCE shareholders immediately prior to the time of the merger, will be converted into one fully paid and nonassessable share of common stock of AMRI. All Series A Participating Convertible Preferred Stock issued and outstanding at the time of the merger will be redeemed.